Exhibit 10.1

                              EMPLOYMENT AGREEMENT


     This Agreement ("the Agreement") dated as of the ____ day of September, 2005 (the "Effective Date"), is by and between CRYOLIFE, INC., a Florida corporation ("CryoLife") and STEVEN G. ANDERSON (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Board of Directors of CryoLife (the "Board"), has determined that it is in the best interests of CryoLife and its shareholders to enter into this Employment Agreement in order to assure the Employee of CryoLife's commitment and, in so doing, to motivate the Employee to continue in Employee's dedicated service to CryoLife even in circumstances such as a possible future threat or occurrence of a Change of Control (defined below) of CryoLife; and,

     WHEREAS, in order to accomplish these objectives, the Board has caused CryoLife to enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises, the promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledges, it is hereby agreed as follows:

     1. EMPLOYMENT.

     (a) CryoLife hereby employs Employee in the capacity of President, Chief Executive Officer and Chairman of the Board and Employee hereby accepts such duties as are customarily performed and exercised by such officer subject to the supervision of the Board. The duties of Employee shall include those duties more specifically described on Exhibit A attached hereto together with such additional duties as are assigned by the Board.

     (b) CryoLife agrees to continue the Employee in its employ, and the Employee hereby agrees to remain in the employ of CryoLife subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the second anniversary of such date (the "Employment Period"). Unless either party elects not to extend the term of this Agreement by so notifying the other in writing at least 30 days prior to the first anniversary of the Effective Date and each anniversary thereafter, the Employment Period shall automatically extend for an additional one year upon each such anniversary. The intent of this provision is to provide a two year initial term with rolling one year extensions beginning on the first anniversary of the Effective Date.

     2. EMPLOYMENT DUTIES.

     (a) During the Employment Period, (A) the Employee's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date and (B) the Employee's services shall be performed at the location where the Employee was employed immediately preceding the Effective Date.

     (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote reasonable attention and time to the business and affairs of CryoLife and, to the extent necessary to discharge the responsibilities assigned to the Employee hereunder, to use the Employee's reasonable best efforts to perform faithfully and efficiently such responsibilities.

     (c) During the Employment Period, the Employee will not, without the prior written consent of CryoLife, directly or indirectly other than in the performance of the duties hereunder, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise, except with respect to any noncompetitive family businesses of the Employee for which the rendering of such services will not have an adverse effect upon Employee's performance of his duties and obligations hereunder.

     3. COMPENSATION, BENEFITS AND BUSINESS EXPENSES.

     (a) For all services which Employee renders to CryoLife or any of its subsidiaries or affiliates during the term hereof, CryoLife agrees to pay the Employee the salary and bonus compensation as set by the Compensation Advisory Committee of the Board of Directors. Employee shall be entitled to participate in all compensation and bonus plans made available to CryoLife's executive employees. Employee's salary at the Effective Date is set forth on Exhibit A.

     (b) CryoLife shall pay all reasonable expenses incurred by the Employee directly related to performance of his responsibilities and duties for CryoLife hereunder. Employee shall submit to CryoLife statements that justify in reasonable detail all reasonable expenses so incurred. Subject to such audits as CryoLife may deem necessary, CryoLife shall reimburse Employee the full amount of any such expenses advanced by Employee. Reimbursable expenses shall also include, with a value of up to 10% of Employee's base salary, monthly car payments and auto expenses and dues and business related expenses at the Georgian Club, Buckhead Club, Marietta Club and Delta Crown Room.

     (c) Employee shall be entitled to a vacation each year of his employment with CryoLife, according to the standard vacation policy, as well as insurance and other employment benefits, as more particularly described on Exhibit A. Vacations not taken shall be cumulative and carried over to a subsequent year. Upon employment termination, Employee shall be paid at the rate of $2,307 per day for accumulated vacation days not taken. Such amount shall be deemed a payment obligation accruing through the Date of Termination for purposes of
Section 6 of this Agreement.

     4. CHANGE OF CONTROL.

     (a) In consideration and recognition of the Employee's continued employment and his contribution to protecting and enhancing shareholder value in any future sale of CryoLife that may occur and to provide incentive to Employee as a senior executive to remain with the Company through any future sale or merger of the Company, CryoLife agrees to pay to Employee a retention payment in addition to other compensation due pursuant to this Agreement equal to one times the aggregate of Employee's annual salary and bonus compensation for the year in which a Change of Control occurs (the "Retention Payment"). The Retention Payment shall be in addition to sums otherwise payable pursuant to Section 3 and shall be earned and become due upon the happening of a Change of Control (as defined below) provided Employee remains employed by the Company at such time or, if no longer then employed by the Company, Employee's employment was terminated by the Company without Cause within 12 months of the Change of Control. If the Change of Control occurs before the awarding of bonuses in the year in which the Change of Control occurs, the bonus compensation component of the Retention Payment shall be computed based on the prior year's bonus. Bonus compensation shall include cash bonus payments and the present value of non-cash bonuses such as options or restricted stock. The Retention Payment shall be paid within three (3) months after the occurrence of a Change of Control.

     (b) For the purposes of this Agreement, the term "Change of Control" shall mean a change in the beneficial ownership of CryoLife's voting stock or a change in the composition of the Board that occurs as follows:

     (i) any "person," including a "syndicate" or "group" as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, is or becomes the beneficial owner, directly or indirectly, of securities of CryoLife representing 20% or more of the combined voting power of CryoLife's then outstanding "Voting Securities," which is any security which ordinarily possesses the power to vote in the election of the Board of Directors of a corporation without the happening of any precondition or contingency;

     (ii) CryoLife is merged or consolidated with another corporation and immediately after giving effect to the merger or consolidation less than 60% of the outstanding Voting Securities of the surviving or resulting entity are then beneficially owned in the aggregate by (x) the shareholders of CryoLife immediately prior to such merger or consolidation, or (y) if a record date has been set to determine the shareholders of CryoLife entitled to vote on such merger or consolidation, the shareholders of CryoLife as of such record date;

     (iii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of CryoLife) whose appointment or election by the Board or nomination for election by CryoLife's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or (iv) CryoLife transfers substantially all of its assets to another corporation which is a less than 60% owned subsidiary of CryoLife.

     5. TERMINATION OF EMPLOYMENT.

     (a) Disability or Death. If CryoLife determines in good faith that the Disability of the Employee has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Employee written notice in accordance with Section 12(b) of this Agreement of its intention to terminate the Employee's employment. In such event, the Employee's employment with CryoLife shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Employee from the Employee's duties with CryoLife on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness or determination by a physician selected by CryoLife or its insurers and acceptable to the Employee or the Employee's legal representative that the Employee is unable to perform the essential functions of his position as a result of incapacity due to mental or physical illness. The Employee's employment shall terminate automatically upon the Employee's death during the Employment Period.

     (b) Cause. CryoLife may terminate the Employee's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

     (i) the willful and continued failure of the Employee to perform substantially the Employee's duties with CryoLife (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Employee by the Board of CryoLife which specifically identifies the manner in which CryoLife believes that the Employee has not substantially performed the Employee's duties, or

     (ii) the willful engaging by the Employee in illegal conduct or gross misconduct which is materially and demonstrably injurious to CryoLife.

For purposes of this provision, no act or failure to act, on the part of the Employee, shall be considered "willful" unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that the Employee's action or omission was in the best interests of CryoLife. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for CryoLife shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of CryoLife.

     (c) Good Reason. The Employee's employment may be terminated by the Employee for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

     (i) the assignment to the Employee of any duties inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1(a) of this Agreement, or any other action by CryoLife which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by CryoLife promptly after receipt of notice thereof given by the Employee;

     (ii) any  failure  by  CryoLife  to comply  with any of the  provisions  of
Section 3(a) or 3(b) of this Agreement, other than an isolated, insubstantial or inadvertent failure not occurring in bad faith and which is remedied by CryoLife promptly after receipt of notice thereof given by the Employee;

     (iii) any threatened termination by CryoLife of the Employee's employment other than for Cause, Death or Disability; or

     (iv) any failure by CryoLife to comply with and satisfy Section 11(c) of this Agreement.

For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Employee shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the Employee for any reason at least 90 but not more than 120 days following consummation of a Change of Control or during the 30 day period immediately following the first anniversary of a Change of Control shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

     (d) Retirement. The Employee may voluntarily terminate his employment at any time for reason of retirement ("Retirement").

     (e) Notice of Termination. Any termination by CryoLife, or by the Employee for Good Reason or Retirement, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall not, except in the case of Retirement, be more than 30 days after the giving of such notice). The failure by the Employee or CryoLife to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Employee or CryoLife, respectively, hereunder or preclude the Employee or CryoLife, respectively, from asserting such fact or circumstance in enforcing the Employee's or CryoLife's rights hereunder.

     (f) Date of Termination. "Date of Termination" means if the Employee's employment is terminated (i) by CryoLife for Cause, or by the Employee for Good Reason or Retirement, the date of receipt of the Notice of Termination, or any later date specified therein, as the case may be, (ii) by CryoLife other than for Cause or Disability, the date on which the Employee receives Notice of

Termination, (iii) by reason of death or Disability, the date of death of the Employee or the Disability Effective Date, as the case may be, and (iv) by reason of non-renewal of the Agreement, the last day of employment under Section 1(b). Notwithstanding the foregoing, the Date of Termination may, except in the case of Retirement, be accelerated by the party who receives Notice of Termination by providing to the other party written notice of acceleration, including the accelerated Date of Termination, within 30 days of receipt of the Notice of Termination.

     (g) Non-Compete Commitment. During the term of this Agreement and for a period of two years after any termination of this Agreement, the Employee agrees not to accept any position as chief executive officer, president or chief operating officer with, or provide comparable level executive consultation to, any competitors of CryoLife in the cardiac, vascular or orthopedic tissue processing business or biological glue business within the United States. Payments of amounts owing under any Severance Payment (defined in Section 6(f)) obligation, shall be conditioned upon Employee's continued compliance with this non-compete commitment.

     (g) Agreement Not to Solicit. During the term of this Agreement and for a period of two years after any termination of this Agreement, the Employee agrees he will not, without the prior written consent of the Company, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit or attempt to solicit, divert or hire away any person employed by the Company.

     6. OBLIGATIONS OF CRYOLIFE UPON TERMINATION.

     (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, (i) CryoLife shall terminate the Employee's employment other than for Cause, Death or Disability or (ii) the Employee shall terminate employment for Good Reason, then CryoLife shall pay to Employee the Severance Payment (defined below) and shall, subject to the limitations set forth in (g) below, continue to provide major medical insurance benefits comparable to those described in the schedules attached to this Agreement (collectively, " Major Medical Benefits") for Employee and Employee's wife, Ann B. Anderson, for the duration of their lives. Such payment shall be in addition to sums due to Employee through the Date of Termination and shall be subject to normal withholding requirements of CryoLife.

     (b) Retirement. If the Employee's employment is terminated by reason of the Retirement or by reason of non-renewal, this Agreement shall terminate without further obligation to the Employee under this Agreement, other than for (i) payment of obligations occurring through the Date of Termination plus the Severance Payment, and (ii) for CryoLife's agreement to continue the Major Medical Benefits for Employee and Employee's wife, Ann B. Anderson, for the duration of their lives.

     (c) Death. If the Employee's employment is terminated by reason of the Employee's death during the Employment Period, this Agreement shall terminate without further obligation to the Employee's legal representatives under this Agreement, other than for (i) payment of obligations occurring through the Date of Termination and (ii) for CryoLife's agreement to continue the Major Medical Benefits for Employee's wife, Ann B. Anderson, for the duration of her life.

     (d) Disability. If the Employee's employment is terminated by reason of the Employee's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Employee, other than for (i) payment of obligations accruing through the Date of Termination plus the Severance Payment, and (ii) and for Cryolife's agreement to continue the Major Medical Benefits for Employee and Employee's wife, Ann B. Anderson, for the duration of their lives.

     (e) Cause. If the Employee's employment shall be terminated by CryoLife for Cause, this Agreement shall terminate without further obligations to the Employee other than for payment obligations accruing through the Date of Termination.

     (f) Severance Payment. The "Severance Payment" shall be an amount equal to two times the aggregate of Employee's annual salary and bonus compensation for the year in which the termination of employment occurs except in the event of Retirement that occurs prior to the first anniversary of the Effective Date. The Severance Payment for Retirement shall initially be an amount equal to one times Employee's annual salary and bonus compensation for the year in which Retirement occurs but, so long as Employee remains employed by CryoLife, shall increase to up to two times Employee's annual salary and bonus compensation. The increase in such Retirement Severance Payment from one times annual salary and bonus compensation to two times annual salary and bonus compensation shall occur in 12 equal monthly installments beginning with the date one month after the Effective Date and ending on the first anniversary of the Effective Date. The Severance Payment shall be payable in cash by the Company in 24 equal monthly installments commencing on the date thirty (30) days after Employee's Date of Termination (the "Severance Period"); provided, however, that, to the extent required under
Section 409A of the Code to avoid the imposition of additional tax to Employee under that Section, any payment of the Severance Payment shall commence on the six-month anniversary of Employee's separation from service with the Company (or, if earlier, the date of Employee's death) and continue in equal monthly installments over the remainder of the Severance Period; provided further, that, to the extent permitted under Section 409A of the Code without the imposition of additional tax to Employee under that Section, the Severance Payment shall be paid (i) in an immediate lump-sum in the event the Employee's separation from service occurs on or after a Change of Control or (ii) in an immediate lump sum at the time of a Change of Control (less amounts previously paid to Employee) in the event the separation from service occurs within six months prior to a Change of Control. Payment of any Severance Payment will be subject to normal withholding. If the employment termination occurs before the awarding of bonuses in the year in which the employment termination occurs, the bonus compensation component of the Severance Payment shall be computed based on the prior year's bonus. Bonus compensation shall include cash bonus payments and the present value of non-cash bonuses such as options or restricted stock.

     (g) Limitations on Major Medical Benefits. The Company's obligation to provide Major Medical Benefits to Employee and Ann B. Anderson, or either of them, after employment termination shall not oblige the Company to expend more than the Maximum Annual Premium Amount in any calendar year as determined by CryoLife. For purposes of this Agreement, Maximum Annual Premium Amount shall mean the sum of $25,000 increased by the Consumer Price Index using September 1, 2005 as the base date. If all of the Major Medical Benefits cannot be provided for the Maximum Annual Premium Amount, the Company shall utilize the Maximum Annual Premium Amount to obtain such major medical insurance coverage as can reasonably be obtained. When Employee or Employee's wife, Ann B. Anderson, qualify for Medicare, Medicaid or other governmentally provided major medical benefit (collectively, " Government Benefits") of the sorts otherwise included within Major Medical Benefits, the provision of benefits under the Major Medical Benefits may be conditioned on Employee or Employee's wife, Ann B. Anderson, looking first to Government Benefits for coverage before drawing on the Major Medical Benefits.

     7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any plan, program, policy or practice provided by CryoLife or any of its affiliated companies and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any contract or agreement with CryoLife or any of its affiliated companies. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, practice or program of or any contract or agreement with CryoLife or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     8. FULL SETTLEMENT. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Employee obtains other employment. CryoLife agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by CryoLife, the Employee or others of the validity or enforceability of, or liability under, any provision of this Agreement.

     9. LIMITATION OR EXPANSION OF BENEFITS.

     (a) In the event it shall be determined that any benefit, payment or distribution by CryoLife to or for the benefit of the Employee (whether payable or distributable pursuant to the terms of this Agreement or otherwise) would, if paid, be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"; such excise tax, the "Excise
Tax"), then CryoLife shall pay to Employee an additional amount of cash (a "Gross-Up Payment") equal to the amount necessary to cause the amount of the aggregate after-tax compensation and benefits received by the Employee hereunder (after payment of the excise tax under Section 4999 of the Code with respect to any excess parachute payment, and any state and federal income and employment taxes with respect to the Gross-Up Payment) to equal the aggregate after-tax compensation and benefits the Employee would have received if Sections 280G and 4999 of the Code had not been enacted. A nationally recognized public accounting firm selected by CryoLife shall initially determine, at CryoLife's expense, whether an "excess parachute payment" will be made to Employee, and if so, the amount of the Gross-Up Payment. In the event of a subsequent claim by the Internal Revenue Service that, if successful, would result in Employee's liability for an Excise Tax under Section 4999 of the Code in excess of the amount covered by any previous Gross-Up Payment, the Employee shall promptly notify CryoLife in writing of such claim. If CryoLife elects to contest such claim, it shall so notify the Employee and shall bear and pay directly or indirectly all costs and expenses of contesting the claim (including additional interest and penalties incurred in connection with such action), and shall indemnify and hold Employee harmless, on an after-tax basis, for any excise, income, or employment tax, including interest and penalties with respect thereto, imposed as a result of CryoLife's payment of costs of the contest. Employee shall cooperate fully with CryoLife in the defense of any such IRS claim. If, as a result of CryoLife's action with respect to a claim, Employee receives a refund of any amount paid by CryoLife with respect to such claim, Employee shall promptly pay such refund to CryoLife. In the event the IRS claim is finally determined to result in the imposition of additional excise tax under
Section 280G of the Code on Employee, CryoLife shall make an additional Gross-Up Payment with respect to any such additional excise tax.

     (b) Anything in this Agreement to the contrary notwithstanding, severance, separation and/or similar payments made to the Employee shall be limited to the equivalent of three years salary, including bonuses and guaranteed benefits. If necessary, any Gross-Up Payment will be reduced in order to comply with this provision.

     10. CONFIDENTIAL INFORMATION. The Employee and CryoLife are parties to one or more separate agreements respecting confidential information, trade secrets, inventions and non-competition (collectively, the "IP Agreements"). The parties agree that the IP Agreements shall not be superceded or terminated by this Agreement and shall survive any termination of this Agreement.

     11. SUCCESSORS.

     (a) This Agreement is personal to the Employee and without the prior written consent of CryoLife shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon CryoLife and its successors and assigns.

     (c) CryoLife will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of CryoLife to assume expressly and agree to perform this Agreement in the same manner and to the same extent that CryoLife would be required to perform it if no such succession had taken place. As used in this Agreement, "CryoLife" shall mean CryoLife as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     12. MISCELLANEOUS.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force and effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Employee:

                  Steven G. Anderson
                  5040 Northside Drive
                  Atlanta, Georgia  30327

                  If to CryoLife:

                  CryoLife, Inc.
                  1655 Roberts Boulevard, N.W,
                  Kennesaw, Georgia 30144
                  Attention:  President

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (c) The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) CryoLife may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) From and after the Effective Date this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof including the Employment Agreement between the parties dated September 3, 2002, as amended May 1, 2003. In the event of any conflict between this Agreement and any benefits provision of CryoLife's Employee Handbook, the provisions of this Agreement shall prevail.

     (f) The provisions of this Agreement are intended to satisfy the applicable requirements of Section 409A of the Code and shall be performed and interpreted consistent with such intent. If any provision of this Agreement does not satisfy such requirements or could otherwise cause Employee to be subject to the interest and penalties under Section 409A of the Code, Employee and the Company agree to negotiate in good faith on appropriate modification to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the requirements of Section 409A of the Code (or causing the imposition of additional tax to Employee under Section 409A of the Code).

     IN WITNESS WHEREOF, the Employee has hereunder set the Employee's hand and, pursuant to the authorization from its Board, CryoLife has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.




                                          --------------------------------------
                                          Steven G. Anderson


                                          CRYOLIFE, INC.


                                          By:
                                             -----------------------------------
                                              Thomas F. Ackerman
                                              Director and Chairman,
                                              Compensation Committee

                                    EXHIBIT A


Duties and Responsibilities of Steven G. Anderson:
-------------------------------------------------

     All duties of President, Chief Executive Officer and Chairman of the Board and duties not inconsistent with such duties that are assigned by the Board of Directors.

Compensation:

     Base salary of $600,000 and bonus set by the Compensation Advisory Committee. Salary & bonus subject to yearly review by the Compensation Advisory Committee of the Board of Directors:

Vacation and Employee Benefits:

     See attached Company vacation plan, standard Company medical plan and contributory 401K plan.

Company Business:

     The development, marketing, sale and distribution of tissue preservation services and biomedical and medical products including cardiac, vascular or orthopedic tissue processing business and biological glues.

Life Insurance:

     The life insurance coverage of at least two times base pay.